FIRST AMENDMENT TO CREDIT AGREEMENT


     THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of June 29, 1994 (this "Amendment") is by and among MASCOTECH, INC., a Delaware corporation, the Banks, NBD BANK, N.A., a national banking association, as Agent for the Banks, and COMERICA BANK, a Michigan banking association, THE BANK OF NEW YORK, a New York banking corporation, THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York banking association, and NATIONSBANK OF NORTH CAROLINA, N.A., a national banking association, as Co-Agents.


                                                   RECITALS

     A. The Company, the Banks, the Agent and the Co-Agents are parties to a Credit Agreement dated as of September 2, 1993. Capitalized terms used but not defined in this Amendment shall have the respective meanings ascribed thereto in such Agreement.

     B. The Company, the Banks, the Agent and the Co-Agents are willing to amend the Agreement as set forth herein.


                                                     TERMS

     In consideration of the premises and of the mutual agreements herein contained, the parties hereby agree as follows:

ARTICLE I.  AMENDMENTS.  Upon fulfillment of the conditions set forth in
Article III hereof, the Agreement shall be amended as follows:


     1.1 Recital B of the Agreement is amended by deleting the second sentence thereof.

     1.2    Section 1.1 is hereby amended as follows:

     (a) The definition of "Applicable Margin" is amended by adding the following new paragraph to the end of such definition:

        Notwithstanding anything in this definition of "Applicable Margin" to the contrary, if the Company has an Investment Grade Senior Debt Rating at any time, including at any time prior to the end of an Application Period, the Applicable Margin shall change on the date such Investment Grade Senior Debt Rating is effective such that the Applicable Margin is (i) 0.45% at any time Level II Status is in effect, or (ii) 0.375% at any time Level I Status is in effect.

        (b) The definition of "Available Masco Corporation Funding Commitment" is restated in its entirety as follows:

        "Available Masco Corporation Funding Commitment" means, as of any date, any unused and available amount of the "Commitment" of Masco Corporation under, and as defined in, the Securities Purchase Agreement, provided that such amount for purposes of this definition shall not exceed $100,000,000.


     (c) The following definitions are added in appropriate alphabetical order:

        "Investment Grade Senior Debt Rating" means, at any date, that the senior unsecured unenhanced long term debt of the Company is rated BBB- or better by S&P and Baa3 or better by Moody's, regardless of whether the Company has any such debt outstanding.

        "Level I Status" means, at any date, that the senior unsecured unenhanced long term debt of the Company is rated BBB or better by S&P and Baa2 or better by Moody's, regardless of whether the Company has any such debt outstanding.

        "Level II Status" means, at any date, that the senior unsecured unenhanced long term debt of the Company is rated BBB- or better by S&P and Baa3 or better by Moody's and Level I status does not exist, regardless of whether the Company has any such debt outstanding.

        "Moody's" means Moody's Investors Service, Inc. or any successor thereto. Any rating or change in rating given by Moody's shall be deemed effective, and in effect, when publicly announced by Moody's.

        "S&P" means Standard & Poor's Corporation or any successor thereto. Any rating or change in rating given by S&P shall be deemed effective, and in effect, when publicly announced by S&P.

     (d) The definition of "Scheduled Expiration Date" is restated in its entirety as follows:

        "Scheduled Expiration Date" means July 31, 1998; provided that if and only if, the requirements of Section 3.10 are satisfied, the "Scheduled Expiration Date" shall be extended to June 29, 1999.

     (e) The definition of "Securities Purchase Agreement" is restated in its entirety as follows:

        "Securities Purchase Agreement" means the Securities Purchase Agreement dated as of March 31, 1993 between the Company and Masco Corporation, as in effect on the Closing Date in the form attached hereto as Exhibit J, and as heretofore or hereafter amended, supplemented or otherwise modified from time to time. Nothing in this Agreement shall prohibit the Company and Masco Corporation from amending or terminating such Securities Purchase Agreement, provided that at the time of such amendment or termination, and immediately after giving effect thereto, no Default exists or would exist.

     (f) The definition of "Subordinated Debt" is amended by (i) deleting clauses (b) and (c) thereof, (ii) redesignating clauses (d) and (e) thereof as clauses (c) and (d), respectively, (iii) adding the following new clause (b) immediately after the end of clause (a): "(b) Debt evidenced by the Company's 4-1/2% Convertible Subordinated Debentures due 2003, in the original principal amount of $345,000,000;", and (iv) in the provision beginning "provided further, however," of such definition, deleting (A) the word "respective" and (B) the references to "clauses (b), (c) and (d)" and "clauses
(c) and (d)" and substituting "clauses (b) and (c)" and "clause (c)", respectively, in place thereof.

     (g) The definition of "Tangible Capital Funds" is amended by deleting the reference therein to "July 31, 1998" and substituting "the
Scheduled Expiration Date" in place thereof.

        1.3 Section 1.3 is hereby amended by adding the following to the end of such Section:

        "Except as provided in the definition of Eurodollar Rate Interest Period, if any payment, report, financial statement, notice or other obligation is due hereunder on a day which is not a Business Day, then the due date thereof shall be extended to the next Business Day."

        1.4     Section 3.4(a) is hereby restated in its entirety as follows:

                (a) The Bid-Option. In addition to Syndicated Borrowings that are made pursuant to Section 3.1, the Company may, as set forth in this Section, from time to time after the Closing Date to but excluding the Termination Date request the Banks to offer to make Bid-Option Loans to the Company. Each Bank may, but shall have no obligation to, make such offers; furthermore, each Bank may limit the aggregate amount of Bid-Option Loans when quoting rates for more than one Bid-Option
                         Interest Period in any Bid-Option Quote, provided that such limitation shall not be less than the minimum amounts required hereunder for Bid-Option Loans and the Company may choose among the Bid-Option Loans if such limitation is imposed. The Company may, but shall have no obligation to, accept any such offers, in the manner set forth in this Section; provided that the Dollar Equivalent of the aggregate outstanding principal amount of Bid-Option Loans shall not at any time exceed the lesser of (i) the excess of (A) the aggregate amount of the Commitments over (B) the sum of (x) the aggregate outstanding principal amount of Syndicated Loans plus (y) the Letter of Credit Obligations Amount, or
                         (ii) fifty percent (50%) of the aggregate amount of the Commitments (as the same may be reduced in accordance with the terms of this Agreement during any applicable Bid-Option Interest Period); and provided, further, that the Dollar Equivalent of the aggregate outstanding principal amount of Foreign Currency Bid-Option Loans shall not exceed $50,000,000.

        1.5 Section 3.7(b) is hereby amended by adding the following to the end of the first sentence thereof: "; provided, notwithstanding the foregoing, such facility fee shall be at a rate equal to 0.15% per annum for each day during which Level II Status is in effect and 0.10% per annum for each day during which Level I Status is in effect."

        1.6 Section 3.7 is further amended by adding the following subsection (e):

                (e) Extension Fee. If the facility is extended as provided in Section 3.10, the Company will pay to the Agent, for the pro rata benefit of the Banks that are parties to the Agreement following such extension, an extension fee equal to 5 basis points of the aggregate amount of the Commitments being extended, payable on or before such extension is effective, provided that no such fee shall be charged if at the time of extension of the Commitments Level I Status is in effect.

        1.7     Section 3.8 (b) is hereby restated in its entirety as follows:

                (b) [intentionally omitted].

        1.8 Section 3.10 is hereby amended by deleting the first two sentences, and in their place substituting the following:

        The Company may request that the Banks extend the Scheduled Expiration Date from July 31, 1998 to June 29, 1999. No such request shall be effective unless it is made in writing by the Company between the period from and including August 15, 1995 to and including October 15, 1995.

        1.9 Section 7.2(a) is hereby amended by adding the following to the end thereof: " The certificate will be accompanied by a calculation of the ratio of (i) Senior Debt as of the end of such fiscal quarter to (ii) EBITDA Minus Capital Expenditures for the period of such fiscal quarter and the immediately preceding three fiscal quarters (calculated on a pro forma basis as appropriate)."

        1.10    Section 7.5 is hereby restated in its entirety as follows:

        Total Leverage Ratio. The Company will not permit or suffer the Total Leverage Ratio to be greater than (a) 1.75 to 1.0 as of the last day of any fiscal quarter of the Company occurring during the period from January 1, 1994 through December 30, 1994, (b) 1.40 to 1.0 as of December 31, 1994,(c) 1.65 to 1.0 as of the last day of any fiscal quarter of the Company occurring during the period from January 1, 1995 through December 30,1995, (d) 1.40 to 1.0 as of December 31,
        1995, (e) 1.65 to 1.0 as of the last day of any fiscal quarter of the Company occurring during the period from January 1, 1996 through December 30, 1996, (f) 1.25 to 1.0 as of December 31, 1996, (g) 1.50
        to 1.0 as of the last day of any fiscal quarter of the Company occurring during the period from January 1, 1997 through December 30, 1997, (h) 1.0 to 1.0 as of December 31, 1997, (i) 1.25 to 1.0 as of
        the last day of any fiscal quarter of the Company occurring during the period from January 1, 1998 through December 30, 1998, (j) 1.0 to
        1.0 as of December 31, 1998, and (k) 1.25 to 1.0 as of the last day of any fiscal quarter of the Company thereafter.

        1.11    Section 7.6 is hereby restated in its entirety as follows:

                7.6  [Intentionally omitted].

        1.12    Section 7.7 is hereby restated in its entirety as follows:

        Tangible Capital Funds. The Company will not permit or suffer Tangible Capital Funds to at any time be less than the sum of (a) $500,000,000 plus (b) 66-2/3% of Net Income Minus Preferred Dividends for the period from January 1, 1995 through the then latest fiscal year end of the Company; provided that for purposes of this Section 7.7, Net Income shall exclude the pre-tax amount attributable to recognition of the Deferred Trimas Gain or any portion thereof as income.

        1.13 Section 9.1(i) is hereby amended by deleting the word "or" appearing at the end thereof.

        1.14    Section 9.1(j) is hereby deleted.

        1.15 Schedule 1 and Exhibit G to the Agreement are hereby replaced with Schedule 1 and Exhibit G, respectively, hereto.


ARTICLE II.  REPRESENTATIONS.  The Company represents and warrants that:

        2.1 The execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate action and do not and will not violate the provisions of any applicable law or regulation or of the certificate of incorporation or bylaws of the Company or any Subsidiary or any order of any court, regulatory body or arbitral tribunal and do not and will not result in the breach of, or constitute a default or require any consent under, or create any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, any indenture or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or its property may be bound or affected. The execution, delivery and performance of this Amendment do not require, for the validity thereof, nor does the enforceability of this Amendment require, any filing with, or consent, authorization or approval of, any state or federal agency or regulatory authority, other than filings, consents or approvals which have been made or obtained.

     2.2 This Amendment constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     2.3 After giving effect to the amendments herein contained, the representations and warranties contained in Article VI of the Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

     2.4     As of the date hereof, there is no Default.

 ARTICLE III. CONDITIONS OF EFFECTIVENESS. This Amendment shall not become effective until the following shall have been delivered to the Agent:

     3.1 This Amendment duly executed on behalf of the Company and each of the Banks.

     3.2 A copy of the resolutions adopted by the Board of Directors of the Company, certified by an officer of the Company as being true and correct and in full force and effect without amendment as of the date hereof, authorizing the Company to enter into this Amendment.

     3.3 An opinion of counsel for the Company in the form of Schedule 3.3 hereto.


ARTICLE IV.  MISCELLANEOUS.

     4.1     References in the Agreement or in any note, certificate, instrument or other document to the Agreement shall be deemed to be references to the Agreement as amended hereby and as further amended from time to time.

     4.2 The Company agrees to pay and to save the Agent harmless for the payment of all costs and expenses arising in connection with this Amendment, including the reasonable fees of counsel to the Agent in connection with preparing this Amendment and the related documents.

     4.3 The Company agrees that the Agreement and other documents and agreements executed by the Company in connection with the Agreement in favor of the Agent, the Co-Agents and/or the Banks are ratified and confirmed and shall remain in full force and effect, except as expressly amended hereby.

     4.4 This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, and telecopied signatures shall be effective.

     4.5 This Amendment is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.


      IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of June 29, 1994, which shall be the effective date of this Amendment.

                                         MASCOTECH, INC.


                                         By: /s/ Timothy Wadhams
                                             Timothy Wadhams
                                             Its Vice President-
                                                Controller and Treasurer

                                 NBD BANK, N.A.


                                 By: /s/ Richard H. Huttenlocher
                                     Richard H. Huttenlocher
                                     Its: Vice President


                                 COMERICA BANK


                                 By: /s/ Charles T. Weddeel
                                     Its: Assistant Vice President


                                 THE BANK OF NEW YORK


                                 By: /s/ Douglas A. Ober
                                 Its: Vice President



                                 THE FIRST NATIONAL BANK OF CHICAGO


                                 By: /s/ The First National Bank of Chicago
                                 Its:



                                 MORGAN GUARANTY TRUST COMPANY OF NEW YORK


                                 By: /s/ John M. Mikolay
                                     John M. Mikolay
                                     Its: Vice President

                                 NATIONSBANK OF NORTH CAROLINA, N.A.


                                 By: /s/ Nationsbank of North Carolina, N.A.
                                     Its:


                                 CONTINENTAL BANK N.A.


                                 By: /s/ Continental Bank N.A.
                                     Its:

                                 PNC BANK, NATIONAL ASSOCIATION
                                 (f/k/a PITTSBURGH NATIONAL BANK)

                                 By: /s/ PNC Bank, National Association
                                 Its:


                                 BANK OF AMERICA NATIONAL TRUST AND
                                      SAVINGS ASSOCIATION

                                 By: /s/ Bank of America National Trust and
                                            Savings Association
                                 Its:


                                 MICHIGAN NATIONAL BANK


                                 By: /s/ Joseph M. Redoutey
                                     Joseph M. Redoutey
                                     Its: Second Vice President


                                 ROYAL BANK OF CANADA


                                 By: /s/ Holly Spencer Kaczmarczyk
                                     Holly Spencer Kaczmarczyk
                                     Its: Manager

                                 NATIONAL CITY BANK


                                 By: /s/ Margaret S. Howe
                                     Margaret S. Howe
                                     Its: Vice President


                                 FIRST BANK NATIONAL ASSOCIATION

                                 By:  /s/ First Bank National Association
                                 Its:


                                 THE FUJI BANK, LTD.


                                 By: /s/ Hidekagu Seo
                                     Hidekagu Seo
                                     Its: Joint General Manager


                                 CITIBANK, N.A.


                                 By: /s/ Barbara A. Cohen
                                     Barbara A. Cohen
                                     Its: Vice President


                                 WACHOVIA BANK OF GEORGIA, N.A.

                                 By:  /s/Wachovia Bank of Georgia, N.A.
                                 Its:


                                 CANADIAN IMPERIAL BANK OF COMMERCE


                                 By: /s/ Canadian Imperial Bank of Commerce
                                 Its:

                                 CORESTATES PHILADELPHIA NATIONAL BANK


                                 By:  /s/ Corestates Philadelphia National Bank
                                 Its:



                                 SHAWMUT BANK CONNECTICUT, N.A.


                                 By: /s/ Manfred O. Eigenbrod
                                     Manfred O. Eigenbrod
                                     Its: Managing Director


                                 FIRST NATIONAL BANK OF BOSTON


                                 By: /s/ First National Bank of Boston
                                 Its:



                                 THE SANWA BANK, LIMITED, CHICAGO BRANCH


                                 By: /s/ Richard H. Ault
                                 Its: Vice President

                                                  SCHEDULE 1



                                              Interest          Interest           Interest        Interest
                                              Coverage Ratio    Coverage Ratio     Coverage        Coverage
APPLICATION                    Interest       equal to or       equal to or        Ratio equal     Ratio equal
MARGIN                         Coverage       greater than      greater than       to or greater   to or greater
CHART                          Ratio less     1.50:1.00         2.25:1:00 and      than 3.00:1.00  than
                               than           and less than     less than          and less than   4.25:1.00
                               1.50:1.00      2.25:1.00         3.00:1.00          4.25:1.00

    Senior Leverage Ratio

(a) as of any December 31,
    greater than 1.10:1.00,
    or
                               1.375%            1.250%             1.125%             1.000%            .875%
(b) as of any other
    Determination Date,
    greater than 1.15:1.00
- --------------------------------------------------------------------------------------------------------------
    Senior Leverage Ratio

(a) as of any December 31,
    equal to or less than
    1.10:1.00 and greater
    than 0.85:1.00, or
                                1.250%            1.125%             1.000%              0.875%           .750%
(b) as of any other
    Determination Date,
    equal to or less than
    1.15:1.00 and greater
    than 0.90:1.00
- ----------------------------------------------------------------------------------------------------------------
    Senior Leverage Ratio

(a) as of any December 31,
    equal to or less than
    0.85:1.00 and greater
    than 0.60:1.00, or
                                1.125%              1.000%             0.875%              0.750%         0.625%
(b) as of any other
    Determination Date,
    equal to or less than
    0.90:1.00 and greater
    than 0.65:1.00
- -----------------------------------------------------------------------------------------------------------------
    Senior Leverage Ratio

(a) as of any December 31,
    equal to or less than
    0.60:1.00 and greater
    than 0.50:1.00, or
                                1.000%               0.875%              0.750%              0.625%       0.500%
(b) as of any other
    Determination Date,
    equal to or less than
    0.65:1.00 and greater
    than 0.55:1.00
- ----------------------------------------------------------------------------------------------------------------
    Senior Leverage Ratio

(a) as of any December 31,
    equal to or less than
    0.50:1.00, or
                               0.875%                0.750%              0.625%              0.500%       0.45%
(b) as of any other
    Determination Date,
    equal to or less than
    0.55:1.00


                                                   EXHIBIT G

                                               BID-OPTION QUOTE


                                                    [Date]



NBD Bank, N.A., as Agent
611 Woodward Avenue
Detroit, Michigan  48226

Attention:  Michigan Banking Division


     Reference is made to the Credit Agreement, dated as of September 2, 1993, as amended, supplemented or otherwise modified, by and among MASCOTECH, INC., a Delaware corporation, the Banks and Co-Agents party thereto, and NBD Bank, N.A., as Agent. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in such Agreement.

     In response to your Invitation for Bid-Option Quotes dated _____, 19__, _________________________ (the "Bank"), hereby makes the following offer[s] to make [a] Bid-Option Loan[s]:


     1.     Quoting Bank: ____________________________

            Contact Person: _________________________


     2.     Date of proposed Borrowing: __________, 19__ <F1>


     3.     Quotes:


    Type of Bid-Option
    Loans:  Absolute Rate
    Dollar, Eurodollar                        Bid-Option Absolute
    Rate Dollar or Foreign                    Rate or Bid-Option
    Currency (also specify       Principal     Eurodollar Rate    Interest
    the foreign currency  <F2>   Amount <F3>     Margin <F4>       Period <F5>


(a) ______________________      _________     ___________________  ___________

(b) ______________________      _________     ___________________  ___________

(c) ______________________      _________      ___________________ ___________

     4. The aggregate amount of Bid-Option Loans which may be accepted by the Company pursuant to this Bid-Option Quote shall not exceed $_________. <F6>

     The Bank acknowledges and agrees that this Bid-Option Quote (a) is irrevocable and (b) subject to the terms and conditions of the Credit Agreement, obligates it to make a Bid-Option Loan for which any quote is accepted, in whole or in part.

                                         [Name of Bank]


                                         By: ___________________________________


                                           Its: ________________________________



[FN]

<F1>                       As specified in the related Invitation for Bid-Option
                           Quotes.

<F2>                       As specified in the related Invitation for Bid-Option
                           Quotes.

<F3>                       The Dollar Equivalent of the principal amount (a)
                           must be (i) in the case of Dollar Bid-Option
                           Loans, $5,000,000 or a larger multiple thereof, or
                           (2) in the case of Foreign Currency Bid-Option Loans, not less than $1,000,000, and (b) may not exceed the Dollar Equivalent of the aggregate amount of the related Bid-Option Borrowing specified in the related Invitation for Bid-Option Quotes.

<F4>                       Specify rate of interest per annum (rounded up to the
                           nearest 1/10,000th of 1%) or applicable margin, which may be positive or negative, expressed as a percentage (rounded up to the nearest 1/10,000th of 1%), as the case may be.

<F5>                       As specified in the related Invitation for Bid-Option
                           Quotes.

<F6>                       Must be at lease equal to the minimum amount
                           specified in note 3 above.

                                     SECOND AMENDMENT TO CREDIT AGREEMENT



        THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of December 21, 1994 (this "Amendment") is by and among MASCOTECH, INC., a Delaware corporation, the Banks, NBD BANK, N.A., a national banking association, as Agent for the Banks, and COMERICA BANK, a Michigan banking association, THE BANK OF NEW YORK, a New York banking corporation, THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York banking association, and NATIONSBANK OF NORTH CAROLINA, N.A., a national banking association, as Co-Agents.


                                                   RECITALS

        A. The Company, the Banks, the Agent and the Co-Agents are parties to a Credit Agreement dated as of September 2, 1993, as amended by a First Amendment to Credit Agreement dated as of June 29, 1994. Capitalized terms used but not defined in this Amendment shall have the respective meanings ascribed thereto in such Agreement.

        B. The Company, the Banks, the Agent and the Co-Agents are willing to amend the Agreement as set forth herein.


                                                     TERMS

        In consideration of the premises and of the mutual agreements herein contained, the parties hereby agree as follows:

ARTICLE I.  AMENDMENTS.  Upon fulfillment of the conditions set forth in
Article III hereof, the Agreement shall be amended as follows:


                The definition of "EBIT" contained in Section 1.1 is restated in its entirety to read as follows:

                "EBIT" means, for any period, Net Income, exclusive of any Non-Cash Special Items, for such period plus, to the extent deducted in determining such Net Income: (a) Interest Charges for such period, (b) income and other taxes and (c) for all purposes other than calculating the Interest Coverage Ratio in determining the Applicable Margin, the portion of the special charges not included in Non-Cash Special Items, recorded through December 31, 1995, relating to the sale and/or restructuring of certain of the business units of the Company and its Subsidiaries, the general components of such sale and/or restructuring to be announced no later than February 28, 1995, provided that for purposes of this definition such portion not included in Non-Cash Special
                Items shall not exceed $30,000,000.

        1.2     Section 7.5 is restated in its entirety as follows:

                Total Leverage Ratio. The Company will not permit or suffer the Total Leverage Ratio to be greater than
                (a) 1.75 to 1.0 as of the last day of any fiscal quarter of the Company occurring during the period from January 1, 1994 through December 30, 1994, (b) 1.75 to 1.0 as of the last day of any fiscal quarter of the Company during the period from December 31, 1994 through March 31, 1995, (c) 1.65 to 1.0 as of the last day of any fiscal quarter of the Company occurring during the period from April 1, 1995 through December 30, 1995, (d) 1.40 to 1.0 as of December 31, 1995, (e) 1.65 to 1.0 as of the last day of any fiscal quarter of the Company occurring during the period from January 1, 1996 through December 30, 1996, (f) 1.25 to 1.0 as of December 31, 1996, (g)
                1.50 to 1.0 as of the last day of any fiscal quarter of the Company occurring during the period from January 1, 1997 through December 30, 1997, (h) 1.0 to 1.0 as of December 31, 1997, (i) 1.25 to 1.0 as of the last day of any fiscal quarter of the Company occurring during the period from January 1, 1998 through December 30, 1998,
                (j) 1.0 to 1.0 as of December 31, 1998, and (k) 1.25 to
                1.0 as of the last day of any fiscal quarter of the Company thereafter.

        1.3 Clause (a) of Section 7.8 is restated in its entirety as follows:

                (a) The Company will not permit or suffer the Senior Debt Coverage Ratio to be greater than (i) 5.50 to 1.00 at any time during the period from the Closing Date through September 29, 1995, and (ii) 5.00 to 1.00 at any time thereafter.

        1.4 Clause (c) of Section 7.8 is restated in its entirety as follows:

                (c) As used in this Section 7.8, the term "Maximum Allowed Senior Debt Coverage Ratio" means (i) 4.25 to
                1.00 on the Relevant Day immediately following the last day of any fiscal quarter of the Company ending during the period from the Closing Date through December 30, 1993, (ii) 4.00 to 1.00 on the Relevant Day immediately following December 31, 1993, (iii) 4.25 to 1.00 on the Relevant Day immediately following the last day of any fiscal quarter of the

                Company ending during the period from January 1, 1994 through December 30, 1994, (iv) 3.50 to 1.00 on the Relevant Day immediately following December 31, 1994, (v) 5.50 to 1.00 on the Relevant Day immediately following the last day of any fiscal quarter of the Company ending during the period from January 1, 1995 through September 29, 1995, (vi) 3.75 to
                1.00 on the Relevant Day immediately following September 30, 1995, (vii) 3.50 to 1.00 on the Relevant Day immediately following December 31, 1995, (viii) 3.75 to 1.00 on the Relevant Day immediately following the last day of any fiscal quarter of the Company ending during the period from January 1, 1996 through December 30, 1996, (ix) 3.25 to 1.00 on the Relevant Day immediately following each of December 31, 1996 and December 31, 1997, and (ix) 3.50 to 1.00 on the
                Relevant Day immediately following the last day of any fiscal quarter of the Company ending after January 1, 1997, other than the fiscal quarter ending December 31, 1997. For purposes of this Section 7.8, all Senior Debt which is repaid with cash received by the Company from Masco Corporation for the purchase of preferred stock or subordinated debt securities pursuant to the Securities Purchase Agreement within forty-five days after the last day of any fiscal quarter of the Company shall be deemed repaid as of the last day of such fiscal quarter, and during such forty-five day period no Default shall be deemed to have occurred due to noncompliance with this Section 7.8.


ARTICLE II.  REPRESENTATIONS.  The Company represents and warrants that:

        2.1 The execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate action and do not and will not violate the provisions of any applicable law or regulation or of the certificate of incorporation or bylaws of the Company or any Subsidiary or any order of any court, regulatory body or arbitral tribunal and do not and will not result in the breach of, or constitute a default or require any consent under, or create any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, any indenture or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or its property may be bound or affected. The execution, delivery and performance of this Amendment do not require, for the validity thereof, nor does the enforceability of this Amendment require, any filing with, or consent, authorization or approval of, any state or federal agency or regulatory authority, other than filings, consents or approvals which have been made or obtained.

        2.2 This Amendment constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

        2.3 After giving effect to the amendments herein contained, the representations and warranties contained in Article VI of the Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

        2.4     As of the date hereof, there is no Default.



ARTICLE III. CONDITIONS OF EFFECTIVENESS. This Amendment shall not become effective until the following shall have been delivered to the Agent:

        3.1 This Amendment duly executed on behalf of the Company and the Required Banks.

        3.2 A copy of the resolutions adopted by the Board of Directors of the Company, certified by an officer of the Company as being true and correct and in full force and effect without amendment as of the date hereof, authorizing the Company to enter into this Amendment.

        3.3     An opinion of counsel for the Company in the form of Schedule
3.3 hereto.



ARTICLE IV.  MISCELLANEOUS.


        4.1 The Company shall pay to the Agent, for the benefit of each Consenting Bank, on or within two Business Days after the date of this Amendment an amendment fee in the amount of five basis points of the Commitment of such Consenting Bank. As used herein, a "Consenting Bank" shall be a Bank which both (a) commits in writing to the Agent on or before December 19, 1994 to execute this Amendment and (b) executes this Amendment.

        4.2 For purposes of the representation contained in the last sentence of Section 6.6, the Banks acknowledge that, after giving effect to the special charges recorded by the Company and its Subsidiaries through December 31, 1995 relating to the sale and/or restructuring of certain of the business units of the Company and its Subsidiaries, the general components of such sale and/or restructuring to be announced no later than February 28, 1995, there has been no material adverse change in the consolidated operations or condition, financial or otherwise, of the Company and its Consolidated Subsidiaries considered as a whole since December 31, 1992, to the extent of $375,000,000 aggregate after-tax amount of such charges; provided, however, that the foregoing does not constitute an acknowledgement as to the effect of any special charge or event other than the special charge referred to above for purposes of the representation contained in the last sentence of Section 6.6.

        4.3 References in the Agreement or in any note, certificate, instrument or other document to the Agreement shall be deemed to be references to the Agreement as amended from time to time.

        4.4 The Company agrees to pay and to save the Agent harmless for the payment of all costs and expenses arising in connection with this Amendment, including the reasonable fees of counsel to the Agent in connection with preparing this Amendment and the related documents.

        4.5 The Company agrees that the Agreement and other documents and agreements executed by the Company in connection with the Agreement in favor of the Agent, the Co-Agents and/or the Banks are ratified and confirmed and shall remain in full force and effect, except as expressly amended hereby.

        4.6 This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument, and telecopied signatures shall be effective.

        4.7 This Amendment is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.


        IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the day and year first above written.


NBD BANK, N.A.                                    MASCOTECH, INC.


By: /s/ Richard H. Huttenlocher                   By: /s/ Timothy Wadhams
    Richard H. Huttenlocher                           Timothy Wadhams
    Its: Vice President                               Its Vice President-
                                                      Controller and Treasurer


THE BANK OF NEW YORK                           COMERICA BANK


By: /s/ Douglas A. Ober                           By: /s/ James R. Grossett
Its: Vice President                               Its: Vice President


THE FIRST NATIONAL BANK                        MORGAN GUARANTY TRUST
 OF CHICAGO                                       COMPANY OF NEW YORK

By: /s/ The First National Bank                By: /s/ Timothy S. Broadbent
         of Chicago
Its: __________________________                Its: Vice President

NATIONSBANK OF NORTH                    BANK OF AMERICA ILLINOIS
 CAROLINA, N.A.

By: /s/ William A. Bowen, Jr.           By: /s/ Bank of America Illinois
    Its: Vice President                 Its:


PNC BANK, NATIONAL ASSOCIATION      BANK OF AMERICA NATIONAL
                                     TRUST AND SAVINGS ASSOCIATION

By: /s/ Jack Broeren                By: /s/ Bank of America National
                                         Trust and Savings Association
Its: Assistant Vice President       Its: _________________________


MICHIGAN NATIONAL BANK              ROYAL BANK OF CANADA

By: /s/ Joseph M. Redoutey          By: /s/ Holly Spencer Kaczmarczyk
Its: Second Vice President          Its: Manager


NATIONAL CITY BANK                  THE FUJI BANK, LTD.


By: /s/ National City Bank          By: /s/ Peter L. Chinnici
Its: _________________________      Its: Joint General Manager


FIRST BANK NATIONAL                 CITIBANK, N.A.
 ASSOCIATION

By: /s/ First Bank National         By: /s/ Barbara A. Cohen
   Association
                                    Its: Vice President
Its: _________________________

CIBC INC.                           WACHOVIA BANK OF GEORGIA, N.A.


By: /s/ Kent Davis                  By: /s/ Wachovia Bank of Georgia, N.A.

Its: Vice President                 Its: _________________________


CORESTATES PHILADELPHIA             SHAWMUT BANK
  NATIONAL BANK                       CONNECTICUT, N.A.


By: /s/ Corestates Philadelphia     By: /s/ Manfred O. Eigenbrod
Its: ________________________       Its: Managing Director


FIRST NATIONAL BANK                 THE SANWA BANK, LIMITED,
  OF BOSTON                             CHICAGO BRANCH


By: /s/ First National Bank         By: /s/ Richard H. Ault
         of Boston
                                    Its: Vice President
Its: _______________________

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